Gulf Resources Announces Fourth Quarter and Full Year 2021 Financial Results

SHOUGUANG, China, April 12, 2022 (GLOBE NEWSWIRE) -- Gulf Resources, Inc. (Nasdaq: GURE) ("Gulf Resources", “we,” or the "Company"), a leading manufacturer of bromine, crude salt and specialty chemical products in China, today announced financial results for the fourth quarter and full fiscal year 2021 ended December 31, 2021.

Highlights:

•	For the year ending 12/31/2021, revenues were $55,030,586 compared to $28,207,024, an increase of 95%.

•	Cost of Net Revenue was $27,132,372 compared to $19,415,034, an increase of 40%.

•	Gross profit was $27,898,214 compared to $8,791,990, an increase of 217%.

•	Gross margins were 50.7% Vs. 31.2% in the prior year.

•	Direct labor increased 31% to $10,718,605. General & Administrative expenses decreased by 7% to $9,525,235. Other operating expenses increased $2,358,154.

•	Profit before taxes improved $14,894,262 from a loss of $9,683,392 to a profit of $5,210,870.

•	Taxes increased $7,406,689 from a credit of $1,108,471 to a charge of $6,298,218.

•	The loss after taxes declined 89% to $924,718 from $8,420,044.

Three factors contributed to the net loss: a depreciation expenses of $4,303,266 for closed factories #2,#8, & #10, $2,723,189 for the cancellation of deferred tax assets, and $3,134,080 in compensation charges for shares issued to company management.

By Segment

Bromine

•	Revenues in bromine increased by 78% to $48,871,396. The increase was due to an increase in volume of 24% and an increase in pricing of 57%.

•	For 2021, the average selling price of bromine was RMB 42,644. The current price is RMB 55,600.

•	Costs in bromine increased by 43% to $22,848,348.

•	Gross profits increased by 182% to $26,023,048 from $9,233,996. Gross profits margins were 53% compared to 37%.

•	Net income in bromine increased by 727% to $13,364,649 from $1,616,542.

Crude Salt

•	Revenues in crude salt increased by 101% to $6,080,242. Volume increased 4%. Pricing increased 93.4%. Cost of net revenues increased by 27% to $4,284,024.

•	Gross profit increased to $1,796,218 from a net loss of ($442,006).

•	For the fiscal year, the crude salt segment lost $1,078,320 compared to a loss of $3,589,494 in the previous year.

Chemicals & Natural Gas

•	The Chemical products segment sustained a loss of $2,500,561 roughly in line with the loss of $2,745,297 in the previous year. The chemical business did not operate in 2021.

•	The natural gas segment sustained a loss of $167,139 in 2021. The natural gas segment did not operate in 2021.

Cash Flow

•	The Company generated $23,311,169 from operations compared to $9,305,627 in the previous year.

•	Capital expenditures were $30,093,140 compared to $21,719,369 in the previous year.

The table below reflects the capital expenditures by segment for the full year and for the 4th quarter. (Numbers for the 9 months are from the 10Q of Nov15. 2021).

Capital Expenditures
	Bromine（$)	Crude Salt ($)	Chemicals ($)	Total($)
2021(A)	18,205,560	2,250,126	9,637,454	30,093,140
9Months(B)	188,529	-	8,371,623	8,560,152
Q4 2021(C)	18,017,031	2,250,126	1,265,831	21,532,988

(A) Information represents are audited by company auditor
(B) “The 9 months” represents the financial results for the nine months ended September 30, 2021 as disclosed in the 10-Q filed on November 15, 2021.
(C) C=A-B
In the fourth quarter, the Company spent approximately $20.3 million on its bromine and crude salt segments, drilling new wells and building new aqueducts.

Balance Sheet
For purposes of calculations, all per share numbers are based on 10,471,924 shares issued and outstanding as of December 31, 2021.

•	The Company ended the year with cash of $95,767,263. On a per share basis, this equates to $9.15*.

•	Net cash per share (current assets minus all liabilities) were $81,877,727 or $7.82 per share.

•	Working capital was $101,545,326 or $9.70* per share.

•	Shareholders’ equity was $286,639,217 or $27.37* per share.

Fourth Quarter

The results for the fourth quarter of 2021 are calculated by using the reported results for the full year in the 10-K and then subtracting the results filed in the 10-Q for the nine months ended September 30, 2021.

	2021		2020	% Change
Net Revenue	$20,869,666		$11,807,686	76.7%
COGS	$7,837,512		$6,720,763	16.6%
Gross Margin	$13,032,154		$5,086,923	156.2%
GP %		62.4%			43.1%
Sales & Marketing	$18,759		$13,797	36.0%
Direct Labor & Factory O.H.	$5,481,347		$1,284,175	326.8%
G&A Expenses	$1,374,466		$2,942,933	-53.3%
Income before taxes	$3,822,175		$880,195	334.2%
Taxes	$4,935,164		$603,280	718.1%
Income	-$1,112,989		$276,915

In the 4th quarter of 2021 compared to the same period of 2020,

•	Net revenue increased 76.7%

•	Gross margin increased 156.2%

•	Direct labor and factory overhead increased 326.8%

•	Income from operations increased 350%

•	Income before taxes increased 334.2%

•	Taxes increased 718.1%

•	The Company incurred a loss of $1,112,989 versus a profit in the previous year.

A number of below listed unique accounting factors impacted the fourth quarter.

•	Depreciation

As can be seen from the table below taken from the 10-K and the 10-Q for September 30, 2021. Depreciation in the fourth quarter was more than $4 million higher than the previous year’s quarter. The main contributory factor was that the depreciation for the three closed factories (#2,#8, and #10) to the fourth quarter.

Depreciation Cost
	2021	2020
Full Year 2021	$20,543,425	$15,987,860
9 months	$12,316,639	$11,907,702
Q4	$8,226,786	$4,080,158
Difference	$4,146,628

•	Taxes

The second major contributing factor was the tax rate. In the first 9 months, the tax rate approximated the 25% statutory tax rate. In the fourth quarter, the Company took a charge of $2,723,189 for the offset of deferred tax assets.

Subsequent Events

On February 22, 2022, the Company announced that discussions with the government have convinced management that the electricity restrictions are being eased. Accordingly, the Company had contacted its suppliers and will have most of the remainder of the equipment produced and delivered.

2022 Outlook

•	Bromine & Crude Salt

The Company expects bromine prices to remain at current high levels or even increase. The Company is encouraged by the opportunity in zinc-bromine batteries for power and EVs.

The Company also expects to receive approval to open at least one and potentially more of its closed factories in 2022.

•	Chemicals

The Company has now ordered most of the equipment for its chemical factory. While some equipment may be delayed because of COVID issues in China, the Company believes installation should be completed near the end of the third quarter 2022. Commercial production may begin during 2023. The Company believes the delay could increase the cost of the project by about $5 million. However, it remains encouraged about the opportunity. The Company will continue to post photographs on its website showing the progress of construction.

•	Sichuan Project: Natural Gas and Brine:

The company is still waiting for the provincial government of Sichuan to finalize the land and resource planning for Sichuan Province. The company has no assurances on the timing of these plans. However, since the government of China has approved that privately owned enterprises are allowed to participate in the natural gas production and since there is great demand for natural gas in China, the company remains optimistic about this project.

2022 Q1
In the past several years, our facilities have been closed for a majority of the first quarter for environmental reasons and Chinese New Year. As a result, the first quarter always has a lower level of sales and profitability than other quarters. Because the price of bromine has remained high, the company expects Q1 revenues to be higher than those of the previous year. It also expects the loss to be significantly reduced. However, any estimates exclude any potential nonrecurring factors or write-offs.

“We are very encouraged about the continuing high price of bromine,” Mr. Liu Xiaobin, CEO of Gulf Resources stated. “As we noted in our press release, we are seeing new demand for bromine, such as the zinc/bromine batteries and supply remains highly constrained. At these levels, our bromine and crude salt business should be profitable. We also believe we will be able to open at least one of our factories this year.”

“Now that following the electricity restrictions are being eased,” Mr. Liu continued, “we are moving as fast as we can to finish construction and begin test and trial production in our new chemical factory. We expect this factory, which will primarily produce pharmaceutical intermediate products with higher margin. In addition, despite the delays, we remain confident that we will be able to produce natural gas and bromine in Sichuan. Natural gas pricing continues to hit record highs. Our exploration area has significant natural gas resources. This continues to be a potentially very exciting project.”

“Meanwhile,” Mr. Liu concluded, “our balance sheet remains strong and we have the capabilities of taking advantage of new opportunities as they arise.”

(*These calculations are based on the number of shares outstanding of 10,471,924 shares as of December 31, 2021)

Conference Call
Gulf Resources management will host a conference call on Wednesday, April 13, 2022 at 08:30 AM ET to discuss financial results for fourth quarter and full year 2021.

Mr. Xiaobin Liu, CEO of Gulf Resources, will be hosting the call. The Company management team will be available for investor questions following the prepared remarks.

To participate in this live conference call, please dial Toll Free +1 (888) 506-0062 five to ten minutes prior to the scheduled conference call time. International callers should dial +1 (973) 528-0011, and please reference to “Gulf Resources” or Participant Access Code: 497161 while dial in.

The webcasting is also available then, just simply click on the link below:
http://www.gulfresourcesinc.com/news-28.html

A replay of the conference call will be available two hours after the call's completion and expired by Wednesday, April 20, 2022. To access the replay, call +1 (877) 481-4010. International callers should call +1 (919) 882-2331. The Replay Passcode is 45205.

About Gulf Resources, Inc.

Gulf Resources, Inc. operates through three wholly-owned subsidiaries, Shouguang City Haoyuan Chemical Company Limited ("SCHC"), ShouguangYuxin Chemical Industry Co., Limited ("SYCI"), and Daying County Haoyuan Chemical Company Limited (“DCHC”). The Company believes that it is one of the largest producers of bromine in China. Elemental Bromine is used to manufacture a wide variety of compounds utilized in industry and agriculture. Through SYCI, the Company manufactures chemical products utilized in a variety of applications, including oil and gas field explorations and papermaking chemical agents, and materials for human and animal antibiotics. DCHC was established to further explore and develop natural gas and brine resources (including bromine and crude salt) in China. For more information, visit www.gulfresourcesinc.com.

Forward-Looking Statements
Certain statements in this news release contain forward-looking information about Gulf Resources and its subsidiaries business and products within the meaning of Rule 175 under the Securities Act of 1933 and Rule 3b-6 under the Securities Exchange Act of 1934, and are subject to the safe harbor created by those rules. The actual results may differ materially depending on a number of risk factors including, but not limited to, the general economic and business conditions in the PRC, the risks associated with the COVID-19 pandemic outbreak, future product development and production capabilities, shipments to end customers, market acceptance of new and existing products, additional competition from existing and new competitors for bromine and other oilfield and power production chemicals, changes in technology, the ability to make future bromine asset purchases, and various other factors beyond its control. All forward-looking statements are expressly qualified in their entirety by this Cautionary Statement and the risks factors detailed in the Company's reports filed with the Securities and Exchange Commission. Gulf Resources undertakes no duty to revise or update any forward-looking statements to reflect events or circumstances after the date of this release.

CONTACT: Gulf Resources, Inc.

Web:	http://www.gulfresourcesinc.com
Director of Investor Relations
Helen Xu (Haiyan Xu)
beishengrong@vip.163.com

GULF RESOURCES, INC.
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Expressed in U.S. dollars)

	December 31,2021	December 31,2020
Current Assets
Cash	$95,767,263	$94,222,538
Accounts receivable, net	14,525,807	6,521,798
Inventories, net	691,111	419,609
Prepayments and deposits	4,450,037	6,146,461
Prepaid land leases	—	—
Other receivables	644	559
Total Current Assets	115,434,862	107,310,965
Non-Current Assets
Property, plant and equipment, net	162,657,546	148,947,689
Finance lease right-of use assets	184,824	186,272
Operating lease right-of-use assets	8,311,127	8,868,661
Prepaid land leases, net of current portion	10,368,469	10,134,004
Deferred tax assets	12,900,034	18,590,227
Total non-current assets	194,422,000	186,726,853
Total Assets	$309,856,862	$294,037,818
Commitment and Contingencies
Liabilities and Stockholders’ Equity
Current Liabilities
Payable and accrued expenses	$10,530,776	$5,081,701
Retention payable	—	—
Taxes payable-current	775,708	1,326,179
Amount due to a related party	1,849,044	—
Finance lease liability, current portion	227,429	217,070
Operating lease liabilities, current portion	506,579	477,350
Total Current Liabilities	13,889,536	7,102,300
Non-Current Liabilities
Finance lease liability, net of current portion	1,770,526	1,888,903
Operating lease liabilities, net of current portion	7,557,583	8,022,342
Total Non-Current Liabilities	9,328,109	9,911,245
Total Liabilities	23,217,645	17,013,545

Commitment and Contingencies	—	—

Stockholders’ Equity
PREFERRED STOCK; $0.001 par value; 1,000,000 shares authorized; none outstanding
COMMON STOCK; $0.0005 par value; 80,000,000 shares authorized; 10,517,754 and 10,043,307 shares issued; and 10,471,924 and 9,997,477 shares outstanding as of December 31, 2021 and December 31, 2020	24,376	24,139
Treasury stock; 45,830 and 45,830 shares as of December 31, 2021 and December 31, 2020 at cost	(510,329)	(510,329)
Additional paid-in capital	100,569,159	97,435,316
Retained earnings unappropriated	150,463,638	151,388,356
Retained earnings appropriated	24,233,544	24,233,544
Accumulated other comprehensive income (loss)	11,858,829	4,453,247
Total Stockholders’ Equity	286,639,217	277,024,273
Total Liabilities and Stockholders’ Equity	$309,856,862	$294,037,818

The accompanying notes are an integral part of these consolidated financial statements.

GULF RESOURCES, INC.
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(Expressed in U.S. dollars)

	Years Ended December 31,
	2021	2020

NET REVENUE	$55,030,586	$28,207,024

OPERATING EXPENSE
Cost of net revenue	(27,132,372)	(19,415,034)
Sales, marketing and other operating expenses	(62,964)	(42,663)
Direct labor and factory overheads incurred during plant shutdown	(10,718,605)	(8,170,390)
General and administrative expenses	(9,525,235)	(10,239,943)
Other operating expense	(2,380,540)	(22,386)

	(49,819,716)	(37,890,416)

LOSS FROM OPERATIONS	5,210,870	(9,683,392)

OTHER INCOME (EXPENSE)
Interest expense	(137,178)	(136,430)
Interest income	295,172	291,307
Other (income) expenses	4,636	—

INCOME (LOSS) BEFORE INCOME TAXES	5,373,500	(9,528,515)

INCOME TAX (EXPENSE) BENEFIT	(6,298,218)	1,108,471
NET LOSS	$(924,718)	$(8,420,044)

COMPREHENSIVE INCOME (LOSS):
NET LOSS	$(924,718)	$(8,420,044)
OTHER COMPREHENSIVE INCOME (LOSS)
- Foreign currency translation adjustments	7,405,582	19,945,054
COMPREHENSIVE INCOME (LOSS)	$6,480,864	$11,525,010

BASIC AND DILUTED LOSS PER SHARE	$(0.09)	$(0.87)

BASIC AND DILUTED WEIGHTED AVERAGE NUMBER OF SHARES:	10,471,924	9,650,619

The accompanying notes are an integral part of these consolidated financial statements.

GULF RESOURCES, INC.
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Expressed in U.S. dollars)

	Years Ended December 31,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(924,718)	$(8,420,044)
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Interest on capital lease obligation	135,707	135,936
Depreciation and amortization	20,543,425	15,987,860
Unrealized translation difference	782,660	1,832,026
Deferred tax asset	6,298,218	(1,108,471)
Stock-based compensation expense	3,134,080	2,392,163
Shares issued from treasury stock for services	—	—
Changes in assets and liabilities
Accounts receivable	(7,749,127)	(1,161,704)
Inventories	(259,999)	292,101
Prepayment and deposits	(2,849,670)	(6,925)
Other receivables	(85)	—
Accounts and other payable and accrued expenses	2,856,504	342,790
Amount due to a related party	1,852,230	—
Taxes payable	(534,307)	(449,915)
Prepaid land leases	—	(372,259)
Operating lease	26,251	(157,931)
Net cash provided by (used in) operating activities	23,311,169	9,305,627

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property, plant and equipment	(30,093,140)	(21,719,369)
Net cash used in investing activities	(30,093,140)	(21,719,369)

CASH FLOWS FROM FINANCING ACTIVITIES
Repayment of finance lease obligation	(290,597)	(264,976)
Net cash used in financing activities	(290,597)	(264,976)

EFFECTS OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	8,617,293	6,599,270
NET DECREASE IN CASH AND CASH EQUIVALENTS	1,544,725	(6,079,448)
CASH AND CASH EQUIVALENTS - BEGINNING OF YEAR	94,222,538	100,301,986
CASH AND CASH EQUIVALENTS - END OF YEAR	$95,767,263	$94,222,538

GULF RESOURCES, INC.
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
(Expressed in U.S. dollars)

	Years Ended December 31,
	2021	2020
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the year for:
Interest on finance lease obligation	$136,709	$136,774
SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES
Purchase of property, plant and equipment included in payable and accrued expenses	$—	$3,537,644

The accompanying notes are an integral part of these consolidated financial statements.